As filed with the Securities and Exchange Commission on December 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-3757789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

685 Route 202/206 N., Suite 301 Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

VYNE Therapeutics Inc. 2023 Equity Incentive Plan

(Full title of plan)

Mutya Harsch

Chief Legal Officer and General Counsel

VYNE Therapeutics Inc.

685 Route 202/206 N., Suite 301

Bridgewater, New Jersey 08807

(800) 775-7936

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian F. Leaf

Mark Ballantyne

Cooley LLP

One Freedom Square, Reston Town Center

11951 Freedom Drive

Reston, VA 20190

(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On November 6, 2024, the Board of Directors of VYNE Therapeutics Inc. (the “Company” or the “Registrant”) approved an amendment to the Company’s 2023 Equity Incentive Plan (as amended, the “2023 Plan”), subject to stockholder approval at the Company’s 2024 Annual Meeting of Stockholders to, among other things, increase the number of shares of common stock, par value $0.0001 (the “Common Stock”), available for issuance under the 2023 Plan by 1,520,000 shares (the “Plan Increase”). On December 12, 2024, the Plan Increase was approved by the Company’s stockholders at the 2024 Annual Meeting of Stockholders. The Company previously filed a Registration Statement on Form S-8 on December 13, 2023 (File No. 333-276027) registering an aggregate of 2,339,602 shares of Common Stock under the 2023 Plan (the “Earlier Registration Statement”). The Company is filing this Registration Statement on Form S-8 to register an additional 1,520,000 shares of Common Stock authorized for issuance under the 2023 Plan. The additional securities to be registered by this Registration Statement are of the same class as those securities covered by the Earlier Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement on Form S-8 (the “Registration Statement”):

1.	The contents of the Earlier Registration Statement (File No. 333-276027);

2.	The Registrant’s Annual Report on Form 10-K (File No. 001-38356) for the fiscal year ended December 31, 2023, filed with the Commission on March 1, 2024;

3.	The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-38356) for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the Commission on May 9, 2024, August 14, 2024 and November 7, 2024, respectively;

4.	The Registrant’s Current Reports on Form 8-K (File No. 001-38356) filed with the Commission on January 3, 2024, September 12, 2024 and December 12, 2024 (each to the extent the information in such reports is filed and not furnished); and

5.	The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A filed with the Commission on January 19, 2018, including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 1, 2024.

In addition, all documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-38356), filed on March 17, 2022).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 10, 2023).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2022).

4.4	VYNE Therapeutics Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2023).

4.5	Form of Director Option Grant Notice and Option Agreement under the 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 13, 2023).

4.6	Form of Employee Option Grant Notice and Option Agreement under the 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on December 13, 2023).

4.7	Form of Restricted Share Unit Grant Notice and Restricted Share Unit Award Agreement under the 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on December 13, 2023).

4.8	First Amendment to the VYNE Therapeutics Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 12, 2024).

5.1	Opinion of Cooley LLP.

23.1	Consent of Baker Tilly US, LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on December 19, 2024.

VYNE Therapeutics Inc.

By:	/s/ David Domzalski
David Domzalski
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Domzalski, Tyler Zeronda and Mutya Harsch, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Domzalski	Director and Chief Executive Officer	December 19, 2024
David Domzalski	(Principal Executive Officer)

/s/ Tyler Zeronda	Chief Financial Officer	December 19, 2024
Tyler Zeronda	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sharon Barbari	Director	December 19, 2024
Sharon Barbari

/s/ Steven Basta	Director	December 19, 2024
Steven Basta

/s/ Christine Borowski	Director	December 19, 2024
Christine Borowski

/s/ Anthony Bruno	Director	December 19, 2024
Anthony Bruno

/s/ Patrick LePore	Director	December 19, 2024
Patrick LePore

/s/ Elisabeth Sandoval Little	Director	December 19, 2024
Elisabeth Sandoval Little